Exhibit 10.6

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of August 2, 2018 (this “Agreement”), is made by and among NETGEAR, Inc., a Delaware corporation (“NETGEAR”), and Arlo Technologies, Inc., a Delaware corporation (“Arlo”).

W I T N E S S E T H:

WHEREAS, NETGEAR and Arlo have entered into the Master Separation Agreement, dated as of August 2, 2018 (as amended from time to time, the “Separation Agreement”), and certain related agreements, to effect the Contribution and the Distribution, subject to the terms and conditions therein;

WHEREAS, NETGEAR currently owns all of the issued and outstanding shares of Arlo Common Stock;

WHEREAS, pursuant to the Separation Agreement, Arlo is offering and selling to the public a limited number of shares of Arlo Common Stock pursuant to a registration statement on Form S-1, as more fully described in the Separation Agreement and the Ancillary Agreements (the “IPO”), immediately following which offering and sale NETGEAR will own 80.1% or more of the outstanding Arlo Common Stock; and

WHEREAS, NETGEAR and Arlo desire to enter into this Agreement to set forth the terms and conditions of the registration rights and obligations of NETGEAR and Arlo.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

Article I

Definitions

Section 1.1 Definitions. As used in this Agreement, the following capitalized terms shall have the meanings ascribed to them below. Capitalized terms that are not defined in this Agreement shall have the meanings set forth in the Separation Agreement.

“Affiliate” shall mean, when used with respect to a specified Person, a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person. For the purpose of this definition, “control” (including, with correlative meanings, “controlled by” and “under common control with”), when used with respect to any specified Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract, agreement, obligation, indenture, instrument, lease, promise, arrangement, release, warranty, commitment, undertaking or otherwise. It is expressly agreed that, prior to, at and after the Separation Time, for purposes of this Agreement, (a) no member of the Arlo Group shall be deemed to be an Affiliate of any member of the Parent Group and (b) no member of the Parent Group shall be deemed to be an Affiliate of any member of the Arlo Group.

“Agreement” shall have the meaning set forth in the Preamble.

“Arlo” shall have the meaning set forth in the Preamble.

“Arlo Common Stock” shall mean the common stock, par value $0.001 per share, of Arlo (it being understood that, if the Arlo Common Stock, as a class, shall be reclassified, exchanged or converted into another security (including as a result of a merger, consolidation or otherwise) or the right to receive such security, each reference to Arlo Common Stock in this Agreement shall refer to such other security into which the Arlo Common Stock was reclassified, exchanged or converted).

“Arlo Covered Person” shall have the meaning set forth in Section 6.2.

“Arlo Free Writing Prospectus” shall mean each Free Writing Prospectus prepared by or on behalf of Arlo.

“Arlo Group” shall mean (a) Arlo, (b) each Subsidiary of Arlo immediately after the Separation Time, including the Transferred Entities, and (c) each other Person that is controlled, directly or indirectly, by Arlo immediately after the Separation Time.

“Article III Notice” shall have the meaning set forth in Section 3.1.

“Business Day” shall mean a day other than a Saturday, a Sunday or a day on which banking institutions located in San Jose, California or New York, New York are authorized or obligated by Law or executive order to close.

“Damages” shall have the meaning set forth in Section 6.1.

“Demand Registration” shall have the meaning set forth in Section 2.1.

“Demand Request” shall have the meaning set forth in Section 2.1.

“Disclosure Package” shall mean, with respect to any offering of securities, (a) the preliminary Prospectus, (b) each Free Writing Prospectus (if any) and (c) all other information prepared by or on behalf of Arlo, in each case, that is deemed under Rule 159 promulgated under the Securities Act to have been conveyed to purchasers of securities at the time of sale of such securities (including a contract of sale).

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“Free Writing Prospectus” shall mean any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“Governmental Authority” shall mean any nation or government, any state, municipality or other political subdivision thereof, and any entity, body, agency, commission, department, board, bureau, court, tribunal or other instrumentality, whether federal, state, local, domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory, administrative or other similar functions of, or pertaining to, a government and any executive official thereof.

“Holder” shall mean any member of the NETGEAR Group holding Registrable Securities.

“Holder Covered Persons” shall have the meaning set forth in Section 6.1.

“Holder Free Writing Prospectus” shall mean each Free Writing Prospectus prepared by or on behalf of (unless prepared by Arlo or on behalf of Arlo) a Holder and used or referred to by such Holder in connection with the offering of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 6.3.

“Indemnifying Party” shall have the meaning set forth in Section 6.3.

“IPO” shall have the meaning set forth in the Recitals.

“NETGEAR” shall have the meaning set forth in the Preamble.

“NETGEAR Group” shall mean NETGEAR and each Person that is a Subsidiary of NETGEAR (other than Arlo and any other member of the Arlo Group).

“Parties” shall mean the parties to this Agreement.

“Person” shall mean an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

“Piggy-back Registration” shall have the meaning set forth in Section 3.1.

“Prospectus” shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement or any other amendments and supplements to such prospectus, including any preliminary prospectus, any pre-effective or post-effective amendment and all material incorporated by reference in any prospectus.

“Public Offering” shall have the meaning set forth in Section 3.1.

“Registrable Securities” shall mean shares of Arlo Common Stock, including shares of Arlo Common Stock issued or transferred or to be issued or transferred to any Holder pursuant to and in accordance with the Contribution or the Distribution and any other shares of Arlo Common Stock that may be acquired by any Holder. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (b) such securities shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) such securities shall have ceased to be outstanding, or (d) such securities may be sold in the public market of the United States, in unlimited amounts, under Rule 144(k), without registration under the Securities Act.

“Registration Expenses” shall have the meaning set forth in Section 5.1.

“Registration Statement” shall mean any registration statement of Arlo that covers Registrable Securities pursuant to the provisions of this Agreement, all amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Rule 144” shall have the meaning set forth in Section 7.1.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

“Selling Stockholders” shall have the meaning set forth in Section 3.2.

“Separation Agreement” shall have the meaning set forth in the Recitals.

“Shelf Registration” means a registration of the Registrable Securities under a Registration Statement of Arlo for an offering to be made on a delayed or continuous basis of Arlo Common Stock pursuant to Rule 415 under the Securities Act (or similar provisions then in effect).

Article II

Demand Registrations

Section 2.1 Requests for Registration. Subject to the provisions of this Article II, any Holder or group of Holders may at any time make a written request (a “Demand Request”) for registration under the Securities Act of Registrable Securities (a “Demand Registration”). Such Demand Requests shall specify the amount of Registrable Securities to be registered and the intended method or methods of disposition. Arlo shall, subject to the provisions of this Article II and to the Holders’ compliance with their obligations under the provisions of this Agreement, use its reasonable best efforts to file with the SEC a Registration Statement registering all Registrable Securities included in such Demand Request, for disposition in accordance with the intended method or methods set forth therein as promptly as possible following receipt of a Demand Request; provided, that if the managing underwriter(s) for a Demand Registration in which Registrable Securities are proposed to be included pursuant to this Article II that involves an underwritten offering shall advise Arlo that, in its reasonable opinion, the number of Registrable Securities to be sold is greater than the amount that can be offered without adversely affecting the success of the offering (taking into consideration the interests of Arlo and the Holders), then Arlo will be entitled to reduce the number of Registrable Securities included in such registration to the number that, in the opinion of the managing underwriter(s), can be sold without having the adverse effect referred to above; provided, further, that in the event of such a reduction in the number of Registrable Securities included in such registration, the number of

Registrable Securities registered shall be allocated in the following priority: first, pro rata among the Holders participating in the Demand Registration, based on the number of Registrable Securities included by such Holder in the Demand Request; second, shares of Arlo Common Stock proposed to be registered for offer and sale by Arlo; and third, shares of Arlo Common Stock proposed to be registered pursuant to any piggy-back registration rights of security holders of Arlo other than any Holder. Arlo shall use its reasonable best efforts to cause such Registration Statement to be declared effective as soon as practicable after filing and to remain effective until the earlier of (i) ninety (90) days following the date on which it was declared effective and (ii) the date on which all of the Registrable Securities covered thereby are disposed of in accordance with the method or methods of disposition stated therein.

Section 2.2 Limitations on Demand Registration Requests. Notwithstanding anything in this Article II to the contrary, Arlo shall not be obligated to effect a Demand Registration, other than a Shelf Registration, (a) if a Piggy-back Registration had been available to any Holder within the one hundred eighty (180) days preceding the date of the Demand Request, (b) within sixty (60) days after the effective date of a previous registration effected with respect to the Registrable Securities pursuant to Section 2.1 or (c) during any period (not to exceed one hundred eighty days (180) days) following the closing of the completion of an offering of securities by Arlo if such Demand Registration would cause Arlo to breach a “lock-up” or similar provision contained in the underwriting agreement for such offering. Furthermore, Arlo shall not be obligated to effect more than two (2) Demand Registrations in any twelve (12)-month period.

Section 2.3 Suspension of Registration. Notwithstanding the foregoing, if in the good faith judgment of the Board of Directors of Arlo it would be materially detrimental to Arlo and its stockholders for any Registration Statement to be filed or continued to be used or for any Registration Statement or Prospectus to be amended or supplemented because such filing, continued use, amendment or supplement would (a) require disclosure of material nonpublic information, the disclosure of which would be reasonably likely to materially and adversely affect Arlo and its subsidiaries, taken as a whole, or (b) materially interfere with any existing or prospective business transaction or negotiation involving Arlo, Arlo shall have the right to suspend the use of the applicable Registration Statement or delay delivery or filing, but not the preparation, of the applicable Registration Statement or Prospectus or any document incorporated therein by reference, in each case for a reasonable period of time; provided, however, that Arlo shall not be able to exercise such suspension right more than twice in each twelve (12)-month period aggregating not more than one hundred fifty (150) days in such twelve (12)-month period. In the event that the ability of the Holders to sell shall be suspended for any reason, the period of such suspension shall not count towards compliance with the ninety (90)-day period referred to in clause (i) of Section 2.1.

Article III

Piggy-back Registrations

Section 3.1 Right to Include Registrable Securities. If at any time Arlo proposes to register (including for this purpose a registration effected by Arlo for security holders of Arlo other than any Holder) securities that may include any shares of Arlo Common Stock and to file a Registration Statement with respect thereto under the Securities Act, whether or not for sale for its own account (other than pursuant to a registration statement on Form S-4, Form S-8 or any successor or similar forms), in a manner that would permit registration of Registrable Securities for resale to the public under the Securities Act (a “Public Offering”), Arlo will at each such time promptly give written notice to the Holders of (a) its intention to do so, (b) the form of registration statement of the SEC that has been selected by Arlo and (c) the rights of Holders under this Article III (the “Article III Notice”). Arlo will include in any Public Offering all Registrable Securities that Arlo is requested in writing, within fifteen (15) days after the date the Article III Notice is delivered by Arlo, to register by the Holders thereof (each, a “Piggy-back Registration”); provided, however, that (i) if, at any time after giving the Article III Notice and prior to the effective date of the Registration Statement filed in connection therewith, Arlo shall determine to abandon such Public Offering, Arlo may give written notice of such determination to all Holders who so requested registration, and thereafter Arlo shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned Public Offering (without prejudice to the other rights of Holders under this Article III), and (ii) Arlo shall be permitted to delay such Public Offering for the same period and under the same circumstances as set forth in Section 2.3. No Piggy-back Registration effected by Arlo under this Article III shall relieve Arlo of its obligations to effect Demand Registrations under Article II, except as otherwise set forth in Section 2.2.

Section 3.2 Priority; Registration Form. If the managing underwriter(s) for a Piggy-back Registration that involves an underwritten offering shall advise Arlo in good faith that, in its opinion, the number of shares of Arlo Common Stock to be sold for the account of persons other than Arlo (collectively, “Selling Stockholders”) is greater than the amount that can be offered without adversely affecting the success of the offering (taking into consideration the interests of Arlo and the Holders), then the number of shares of Arlo Common Stock to be sold for the account of Selling Stockholders (including Holders) may be reduced to a number that, in the reasonable opinion of the managing underwriter(s), may reasonably be sold without having the adverse effect referred to above. The reduced number of shares of Arlo Common Stock that may be registered in such Public Offering shall be allocated in the following priority: first, to shares of Arlo Common Stock proposed to be registered for offer and sale by Arlo; second, to shares of Arlo Common Stock proposed to be registered pursuant to any demand registration rights of security holders of Arlo other than any Holder; and third, to Registrable Securities proposed to be registered by Holders as a Piggy-back Registration. If the number of Registrable Securities proposed to be registered by Holders as a Piggy-back Registration is reduced pursuant to this Section 3.2, such Registrable Securities included in the Registration Statement shall be allocated pro rata among the Holders participating in the Piggy-back Registration based on the number of Registrable Securities beneficially owned by the respective Holders. If, as a result of the proration provisions of this Section 3.2, any Holder shall not be entitled to include all Registrable Securities in a registration pursuant to this Article III that such Holder has requested be included, such Holder may elect to withdraw its Registrable Securities from such registration.

Article IV

Registration Procedures

Section 4.1 Use Reasonable Best Efforts. In connection with Arlo’s registration obligations pursuant to Article II and Article III, Arlo shall use its reasonable best efforts to effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof and pursuant thereto Arlo shall as expeditiously as reasonably practicable:

(a) prepare and file with the SEC a Registration Statement or Registration Statements relating to the registration on any appropriate form under the Securities Act, and to cause such Registration Statement to become effective as soon as reasonably practicable and to remain continuously effective for the time period required by this Agreement to the extent permitted under the Securities Act;

(b) except in the case of a Shelf Registration effected on Form S-3, prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the time period required by this Agreement; cause the Registration Statement and the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed in accordance with the Securities Act and any rules and regulations promulgated thereunder; and otherwise comply with the provisions of the Securities Act as may be necessary to facilitate the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of disposition by the selling Holders thereof set forth in such Registration Statement or such Prospectus or Prospectus supplement;

(c) in the case of a Shelf Registration effected on Form S-3, prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities subject thereto for a period ending on the earlier of (i) thirty-six (36) months after the effective date of such Registration Statement plus the number of days that any filing or effectiveness has been delayed under Section 2.3 and (ii) the date on which all the Registrable Securities subject thereto have been sold pursuant to such Registration Statement;

(d) notify the selling Holders and the managing underwriter(s), if any, promptly if at any time (i) any Prospectus, Registration Statement or amendment or supplement thereto is filed, (ii) any Registration Statement, or any post-effective amendment thereto, becomes effective, (iii) the SEC or any other federal or state governmental authority requests any amendment or supplement to, or any additional information in respect of, any Registration Statement or Prospectus, (iv) the SEC or any other federal or state governmental authority issues any stop order suspending the effectiveness of a Registration Statement or initiates any proceedings for that purpose, (v) Arlo receives any notice that the qualification of any Registrable Securities for sale in any jurisdiction has been suspended or that any proceeding has been initiated for the purpose of suspending such qualification, (vi) upon the discovery of any event which requires that any changes be made in such Registration Statement or any related Prospectus so that such Registration Statement or Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made (provided, however, that, in the case of this subclause (vi), such notice need only state that an event of such nature has occurred, without describing such event), (vii) of the determination by counsel of Arlo that a post-effective amendment to a Registration Statement is advisable; or (viii) if, at any time, the representations and warranties of Arlo in any applicable underwriting agreement cease to be true and correct in all material respects. Arlo hereby agrees to promptly reimburse any selling Holders for any reasonable out-of-pocket losses and expenses incurred in connection with any uncompleted sale of any Registrable Securities in the event that Arlo fails to timely notify such Holder that the Registration Statement then on file with the SEC is no longer effective;

(e) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the qualification of any Registrable Securities for sale in any jurisdiction, at the earliest reasonably practicable time;

(f) if requested by the managing underwriter(s) or any Holder of Registrable Securities being sold in connection with an underwritten offering, incorporate into a Prospectus supplement or a post-effective amendment to the Registration Statement any information that the managing underwriter(s), such Holder and Arlo reasonably agree is required to be included therein relating to such sale of Registrable Securities; and file such supplement or post-effective amendment as soon as practicable in accordance with the Securities Act and the rules and regulations promulgated thereunder;

(g) upon the written request of a Holder or managing underwriter, if any, furnish to such Persons, one signed copy of the Registration Statement or Registration Statements, any Arlo Free Writing Prospectus and any post-effective amendment thereto, including all financial statements and schedules thereto, all documents incorporated therein by reference and all exhibits thereto (including exhibits incorporated by reference) as promptly as practicable after filing such documents with the SEC;

(h) upon the written request of a Holder or managing underwriter, if any, deliver to such Persons, as many copies of the Prospectus or Prospectuses (including each preliminary Prospectus) and any amendment, supplement or exhibit thereto as such Persons may reasonably request; and consent to the use of such Prospectus or any amendment, supplement or exhibit thereto by each such selling Holder and underwriter, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus, amendment, supplement or exhibit, in each case, in accordance with the intended method or methods of disposition thereof;

(i) prior to any public offering of Registrable Securities, register or qualify, or cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration or qualification of, such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as may be requested by the Holders of a majority of the Registrable Securities included in such Registration Statement; keep each such registration or qualification effective during the period that the applicable Registration Statement is required to be maintained effective under this Agreement; and do any and all other acts or things necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by such Registration Statement; provided, however, that Arlo will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any jurisdiction where it is not then so subject;

(j) furnish to counsel selected by the Holders, prior to the filing of a Registration Statement or Prospectus or any supplement or post-effective amendment or any Arlo Free Writing Prospectus thereto with the SEC, copies of such documents and with a reasonable and appropriate opportunity to review and comment on such documents, subject to such documents being under Arlo’s control;

(k) cooperate with the selling Holders and the underwriter(s), if any, in the preparation and delivery of certificates representing the Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as such selling Holders or underwriter(s) may request at least five (5) Business Days prior to any sale of Registrable Securities represented by such certificates;

(l) subject to Section 4.3, upon the occurrence of any event described in Section 4.1(d)(vi), promptly prepare and file a supplement or post-effective amendment to the applicable Registration Statement or Prospectus or any document incorporated therein by reference, and any other required documents, so that such Registration Statement and Prospectus will not thereafter contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, in light of the circumstances under which they were made, and to cause such supplement or post-effective amendment to become effective as soon as practicable;

(m) take all other actions in connection therewith as are reasonably necessary or desirable to expedite or facilitate the disposition of the Registrable Securities included in such Registration Statement and, in the case of an underwritten offering: (i) enter into an underwriting agreement in customary form with the managing underwriter(s) (such agreement to contain standard and customary indemnities, representations, warranties and other agreements of or from Arlo, as the case may be); (ii) obtain opinions of counsel to Arlo (which, if reasonably acceptable to the underwriter(s), may be Arlo’s inside counsel) addressed to the underwriter(s), such opinions to be in customary form; and (iii) obtain “comfort” letters from Arlo’s independent certified public accountants addressed to the underwriter(s), such letters to be in customary form;

(n) with respect to each Arlo Free Writing Prospectus or other materials to be included in the Disclosure Package, ensure that no Registrable Securities be sold “by means of” (as defined in Rule 159A(b) promulgated under the Securities Act) such Arlo Free Writing Prospectus or other materials without the Holders whose Registrable Securities are being registered having first been provided with a reasonable opportunity to review and comment on such documents;

(o) within the deadlines specified by the Securities Act, make all required filings of all Prospectuses and Arlo Free Writing Prospectuses with the SEC;

(p) make available for inspection by any selling Holder of Registrable Securities, any underwriter(s) participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such selling Holder or underwriter(s) all reasonably requested financial and other records, pertinent corporate documents and properties of Arlo; and cause Arlo’s officers, directors, employees, attorneys and independent accountants to supply all information reasonably requested by any such selling Holders, underwriter(s), attorneys, accountants or agents in connection with such Registration Statement (each selling Holder of Registrable Securities agrees, on its own behalf and on behalf of all its underwriter(s), accountants, attorneys and agents, that the information obtained by it as a result of such inspections shall be kept confidential by it and, except as required by law, not disclosed by it, in each case, unless and until such information is made generally available to the public other than by such selling Holder; and each selling Holder of Registrable Securities further agrees, on its own behalf and on behalf of all its underwriter(s), accountants, attorneys and agents, that it will, upon learning that disclosure of such information is sought in a court of competent jurisdiction, promptly give notice to Arlo and allow Arlo at its expense, to undertake appropriate action to prevent disclosure of the information deemed confidential);

(q) consider in good faith any reasonable request of the selling Holders and underwriters for the participation of management of Arlo in “road shows” and similar sales events;

(r) reasonably cooperate with the selling Holders and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel, in connection with any filings required to be made with the Financial Industry Regulatory Authority;

(s) cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any Arlo Common Stock is then listed or quoted; and

(t) take all other customary steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

Section 4.2 Holders’ Obligation to Furnish Information. Arlo may require each Holder of Registrable Securities as to which any registration is being effected to furnish to Arlo such information regarding the distribution of such Registrable Securities, and other customary certifications and agreements as Arlo may from time to time reasonably request in writing.

Section 4.3 Suspension of Sales Pending Amendment of Prospectus. Each Holder shall, upon receipt of any notice from Arlo of the happening of any event of the kind described in clauses (iii) through (vi) of Section 4.1(d), suspend the disposition of any Registrable Securities covered by such Registration Statement or Prospectus until such Holder’s receipt of the copies of a supplemented or amended Prospectus or until it is advised in writing by Arlo that the use of the applicable Prospectus may be resumed, and, if so directed by Arlo such Holder will deliver to Arlo all copies, other than permanent file copies, then in such Holder’s possession of any Prospectus covering such Registrable Securities. If Arlo shall have given any such notice during a period when a Demand Registration is in effect, the ninety (90)-day period referred to in clause (i) of Section 2.1 shall be extended by the number of days of such suspension period.

Article V

Registration Expenses

Section 5.1 Registration Expenses. Except as otherwise expressly provided herein to the contrary, all reasonable and documented expenses incident to Arlo’s performance of or compliance with its obligations under this Agreement, including all (a) registration and filing fees, (b) fees and expenses of compliance with securities or blue sky laws, (c) printing expenses, (d) fees and disbursements of its counsel and its independent certified public accountants (including the expenses of any special audit or “comfort” letters required by or incident to such performance or compliance), (e) securities acts liability insurance (if Arlo elects to obtain such insurance) and (f) the expenses and fees for listing securities to be registered on any securities exchange, shall be borne by Arlo (all such expenses being herein referred to as “Registration Expenses”); provided, however, that Registration Expenses shall not include any underwriting discounts or commissions or transfer taxes, which underwriting discounts or commissions and transfer taxes shall in all cases be borne solely by the Holders.

Article VI

Indemnification

Section 6.1 Indemnification by Arlo. In the event of any registration of any securities of Arlo under the Securities Act pursuant to Article II or Article III, Arlo will indemnify and hold harmless each selling Holder of any Registrable Securities covered by such Registration Statement, its directors, officers and agents and each other Person, if any, who controls such selling Holder within the meaning of Section 15 of the Securities Act (each such selling Holder and such other Persons, collectively, “Holder Covered Persons”), against any and all out-of-pocket losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Damages”) actually and as incurred by such Holder Covered Person under the Securities Act, common law or otherwise, to the extent that such Damages (or actions or proceedings in respect thereof) arise out of or result from (a) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, any Registration Statement, the Prospectus, or in any amendment or supplement thereto, under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (b) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus, together with the documents incorporated by reference therein (as amended or supplemented if Arlo shall have filed with the SEC any amendment thereof or supplement thereto), if used prior to the effective date of such Registration Statement, or contained in the Prospectus, together with the documents incorporated by reference therein (as amended or supplemented if Arlo shall have filed with the SEC any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that Arlo shall not be liable to any Holder Covered Person in any such case to the extent that any such Damage (or action or proceeding in respect thereof) arises out of or relates to any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or amendment thereof or supplement thereto or in any such preliminary, final or summary Prospectus in reliance upon and in conformity with written information furnished to Arlo by or on behalf of any such Holder Covered Person specifically for use in the preparation thereof.

Section 6.2 Indemnification by the Selling Holders. Each Holder selling Registrable Securities in any Registration Statement filed pursuant to Article II or Article III will indemnify and hold harmless, severally and not jointly, Arlo, its directors, officers and agents and each Person controlling Arlo within the meaning of Section 15 of the Securities Act (each, an “Arlo Covered Person”) against any and all Damages actually and as incurred by such Arlo Covered Person under the Securities Act, common law or otherwise, to the extent that such Damages (or actions or proceedings in respect thereof) arise out of or result from any statement or alleged statement in or omission or alleged omission from the Disclosure Package, such Registration Statement, any preliminary, final or summary Prospectus contained therein, any Holder Free Writing Prospectus for such Holder or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Arlo or its representatives by or on behalf of any selling Holder specifically for use in the preparation of such Disclosure Package, Registration Statement, preliminary, final or summary Prospectus, Holder Free Writing Prospectus or amendment or supplement thereto. In no event shall the liability of any Holder hereunder be greater than the net proceeds received by such Holder under the sale of the Registrable Securities giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Arlo or any of its directors, officers, agents, or controlling Persons. Arlo may require as a condition to its including Registrable Securities in any Registration Statement filed hereunder that each such selling Holder acknowledge its agreement to be bound by the provisions of this Agreement (including this Article VI) applicable to it.

Section 6.3 Notices of Claims. Promptly after receipt by a Holder Covered Person or an Arlo Covered Person (each, an “Indemnified Party”) of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article VI, such Indemnified Party will, if a claim in respect thereof is to be made against, respectively, Arlo, on the one hand, or any selling Holder, on the other hand (such Person or Persons, the “Indemnifying Party”), give written notice to the latter of the commencement of such action; provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its or their obligations under this Article VI, except to the extent that the Indemnifying Party is actually materially prejudiced by such failure to give notice, and in no event shall such failure relieve the Indemnifying Party from any other liability that it may have to such Indemnified Party. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof in accordance with this Section 6.3, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under this Article VI for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than reasonable cost of investigation; provided, further, that if, in the Indemnified Party’s reasonable judgment, a conflict of interest between the Indemnified Party and the Indemnifying Party exists in respect of such claim, then such Indemnified Party shall have the right to participate in the defense of such claim and to employ one firm of attorneys at the Indemnifying Party’s expense to represent such Indemnified Party. No Indemnified Party will consent to entry of any judgment or enter into any settlement without the Indemnifying Party’s written consent to such judgment or settlement, which shall not be unreasonably withheld, conditioned or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

Section 6.4 ContributionSection 6.5 . If the indemnification provided for in this Article VI is unavailable or insufficient to hold harmless an Indemnified Party under this Article VI, then each Indemnifying Party shall have a several and not joint obligation to contribute to the amount paid or payable by such Indemnified Party as a result of the Damages referred to in this Article VI in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, in connection with the offering that resulted in such Damages, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omission. Notwithstanding anything in this Section 6.4 to the contrary, no Holder shall be required to contribute any amount pursuant to this Section 6.4 in excess of the amount by which (a) the net proceeds received by such Holder from the sale of Registrable Securities in the offering to which the misstatement or omission relates exceeds, and (b) the amount of any Damages that such Holder has otherwise been required to pay by reason of such misstatement or omission. Arlo and the Holders agree that it would not be just and equitable if contributions pursuant to this Section 6.4 were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 6.4. The amount paid by an Indemnified Party as a result of the Damages referred to in the first sentence of this Section 6.4 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim (which shall be limited as provided in Section 6.3 if the Indemnifying Party has assumed the defense of any such action in accordance with the provisions thereof) that is the subject of this Section 6.4. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an Indemnified Party under this Section 6.4 of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an Indemnifying Party under this Section 6.4, such Indemnified Party shall notify the Indemnifying Party in writing of the commencement thereof if the notice specified in Section 6.3 has not been given with respect to such action; provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its or their obligations under this Article VI, except to the extent that the Indemnifying Party is actually materially prejudiced by such failure to give notice, and in no event shall such failure relieve the Indemnifying Party from any other liability that it may have to such Indemnified Party.

Article VII

Rule 144

Section 7.1 Rule 144. Arlo shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, so long as it is subject to such reporting requirements, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limits of the exemptions provided by Rule 144 of the Securities Act (“Rule 144”). Upon the request of a Holder, Arlo shall deliver to such Holder a written statement stating whether it has complied with such requirements and will take such further action as such Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limits of the exemptions provided by Rule 144.

Article VIII

Underwritten Registrations

Section 8.1 Selection of Underwriter(s). In each registration under Article II or Article III, the underwriter or underwriters and managing underwriter or managing underwriters that will administer the offering shall be selected by Arlo; provided, however, that in the case of a registration under Article II, such underwriter(s) and managing underwriter(s) shall be subject to the approval by the Holders of a majority in aggregate amount of Registrable Securities included in such offering, which approval shall not be unreasonably withheld or delayed.

Section 8.2 Agreements of Selling Holders. No Holder shall sell any of its Registrable Securities in any underwritten offering pursuant to a registration hereunder, unless such Holder (a) agrees to sell such Registrable Securities on a basis provided in any underwriting agreement in customary form, including the making of customary representations, warranties and indemnities and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting agreements or as reasonably requested by Arlo (whether or not such offering is underwritten).

Article IX

Holdback Agreements

Section 9.1 Restrictions on Public Sales by Holders. To the extent not inconsistent with applicable law, each Holder that is timely notified in writing by the managing underwriter(s) or underwriter(s) shall not effect any public sale or distribution (including a sale pursuant to Rule 144) of any securities of Arlo of the same class or series being registered in an underwritten offering (other than pursuant to an employee stock option, stock purchase, stock bonus or similar plan, or pursuant to a merger, exchange offer or transaction of the type specified in Rule 145(a) under the Securities Act) or any securities of Arlo convertible into or exchangeable or exercisable for securities of the same class or series, during the seven (7)-day period prior to the effective date of the applicable Registration Statement, if such date is known, or during the period beginning on such effective date and ending either (a) sixty (60) days after such effective date or (b) any such earlier date as may be requested by the managing underwriter(s) or underwriter(s) of such registration, except as part of such registration.

Article X

Representations and Warranties

Section 10.1 Representations and Warranties of the Parties. Arlo and NETGEAR hereby represent and warrant to each other as follows:

(a) The execution, delivery and performance by such party of this Agreement and the consummation by such party of the transactions contemplated by this Agreement are within its corporate powers and have been duly authorized by all necessary corporate (or similar) action on its part. This Agreement constitutes a legal, valid and binding agreement of such party enforceable against it in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor’s rights and to general equity principles (it being understood that such exception shall not in itself be construed to mean that this Agreement is not enforceable in accordance with its terms).

(b) The execution, delivery or performance of this Agreement by such party and the consummation by it of the transactions contemplated hereby do not and will not contravene or conflict with such party’s certificate of incorporation, bylaws or similar governing documents, or conflict with, result in a breach or constitute a default under any statute, loan agreement, mortgage, indenture, deed or other agreement to which it is a party or to which any of its properties is subject, except in each case as would not reasonably be expected to have a material adverse effect on such party.

Article XI

Effectiveness and Termination

Section 11.1 Effectiveness. This Agreement shall take effect on the date hereof and shall remain in effect until it is terminated pursuant to Section 11.2.

Section 11.2 Termination. Other than the termination provisions applicable to particular Sections of this Agreement that are specifically provided elsewhere in this Agreement, this Agreement shall terminate upon the earliest to occur of: (a) the mutual written agreement of each of the parties hereto to terminate this Agreement and (b) the date on which no Registrable Securities shall remain outstanding.

Article XII

Miscellaneous

Section 12.1 Interpretation. In this Agreement, (a) words in the singular shall be deemed to include the plural and vice versa and words of one gender shall be deemed to include the other genders as the context requires; (b) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the schedules, exhibits and appendices hereto and thereto) and not to any particular provision of this Agreement; (c) Article, Section, schedule, exhibit and appendix references are to the Articles, Sections, schedules, exhibits and appendices to this Agreement unless otherwise specified; (d) unless otherwise stated, all references to any agreement (including this Agreement) shall be deemed to include the exhibits, schedules and annexes

(including all schedules, exhibits and appendixes) to such agreement; (e) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified; (f) the word “or” shall not be exclusive; (g) unless otherwise specified in a particular case, the word “days” refers to calendar days; (h) references herein to this Agreement or any other agreement contemplated herein shall be deemed to refer to this Agreement or such other agreement as of the date on which it is executed and as it may be amended, modified or supplemented thereafter, unless otherwise specified; and (i) unless expressly stated to the contrary in this Agreement, all references to “the date hereof,” “the date of this Agreement,” “hereby” and “hereupon” and words of similar import shall all be references to August 2, 2018.

Section 12.2 Amendments and Waivers. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by a Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the Party against whom it is sought to enforce such waiver, amendment, supplement or modification.

Section 12.3 Assignability. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided, however, that neither Party may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other Party hereto or other parties thereto, as applicable. Notwithstanding the foregoing, no such consent shall be required for the assignment of a Party’s rights and obligations under the Separation Agreement, this Agreement and the other Ancillary Agreements (except as may be otherwise provided in any such other Ancillary Agreement) in whole (i.e., the assignment of a Party’s rights and obligations under the Separation Agreement, this Agreement and all other Ancillary Agreements all at the same time) in connection with a change of control of a Party so long as the resulting, surviving or transferee Person assumes all the obligations of the relevant Party thereto by operation of Law or pursuant to an agreement in form and substance reasonably satisfactory to the other Party.

Section 12.4 Third-Party BeneficiariesSection 12.5 . Except for the indemnification rights under this Agreement of any Holder Covered Person or Arlo Covered Person in their respective capacities as such, (a) the provisions of this Agreement are solely for the benefit of the Parties and are not intended to confer upon any Person, except the Parties any rights or remedies hereunder, and (b) there are no third-party beneficiaries of this Agreement and this Agreement shall not provide any third person with any remedy, claim, Liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

Section 12.5 Entire Agreement. The Separation Agreement, this Agreement, the other Ancillary Agreements and the exhibits, schedules and appendices hereto and thereto contain the entire agreement between the Parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings between the Parties other than those set forth or referred to herein or therein. The Separation Agreement, this Agreement and the other Ancillary Agreements together govern the arrangements in connection with the Separation, the IPO and the Distribution and would not have been entered independently.

Section 12.6 Notices. All notices, requests, claims, demands or other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, or by facsimile with receipt confirmed, to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 12.6).

If to NETGEAR:

NETGEAR, Inc.

350 E. Plumeria Drive

San Jose, California 95134

Attention: General Counsel

E-mail: legal@netgear.com

If to Arlo:

Arlo Technologies, Inc.

2200 Faraday Avenue, Suite 150

Carlsbad, California 92008

Attention: General Counsel

E-mail: legal@arlo.com

A Party may, by notice to the other Party, change the address to which such notices are to be given.

Section 12.7 Survival. The representations and warranties made herein shall survive through the term of this Agreement.

Section 12.8 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

Section 12.9 Governing Law. This Agreement (and any claims or disputes arising out of or related hereto or to the transactions contemplated hereby or to the inducement of any Party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware irrespective of the choice of laws principles of the State of Delaware, including all matters of validity, construction, effect, enforceability, performance and remedies. Each Party agrees that all actions or proceedings arising out of or in connection with this Agreement, or for recognition and enforcement of any judgment arising out of or in connection with this Agreement, shall be determined exclusively in the state or federal courts in the State of Delaware, and each Party hereby irrevocably submits with regard to any such action or proceeding for itself and with respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each Party hereby expressly waives any right it may have to assert, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such action or proceeding: (a) any claim that it is not subject to personal jurisdiction in the aforesaid courts for any reason; (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts; and (c) that (i) any of the aforesaid courts is an inconvenient or inappropriate forum for such action or proceeding, (ii) venue is not proper in any of the aforesaid court, and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by any of the aforesaid courts.

Section 12.10 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party. Each Party acknowledges that it and each other Party may execute this Agreement by facsimile, stamp or mechanical signature, and that delivery of an executed counterpart of a signature page to this Agreement (whether executed by manual, stamp or mechanical signature) by facsimile or by e-mail in portable document format (PDF) shall be effective as delivery of such executed counterpart of this Agreement. Each Party expressly adopts and confirms each such facsimile, stamp or mechanical signature (regardless of whether delivered in person, by mail, by courier, by facsimile or by e-mail in portable document format (PDF)) made in its respective name as if it were a manual signature delivered in person, agrees that it will not assert that any such signature or delivery is not adequate to bind such Party to the same extent as if it were signed manually and delivered in person and agrees that, at the reasonable request of the other Party at any time, it will as promptly as reasonably practicable cause this Agreement to be manually executed (any such execution to be as of the date of the initial date thereof) and delivered in person, by mail or by courier.

Section 12.11 Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Party or Parties who are, or are to be, thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief in respect of its or their rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any Action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived by each of the Parties.

Section 12.12 Waivers of DefaultSection 12.13 . Waiver by a Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of the other Party. No failure or delay by a Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof prejudice any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 12.13 HeadingsSection 12.14 . The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 12.14 Mutual DraftingSection 12.15 . This Agreement shall be deemed to be the joint work product of the Parties and any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above.

NETGEAR, INC.

By:	/s/ Patrick C.S. Lo
Name: Patrick C.S. Lo
Title: Chairman and Chief Executive Officer

ARLO TECHNOLOGIES, INC.

By:	/s/ Brian Busse
Name: Brian Busse
Title: General Counsel

[Signature Page to Registration Rights Agreement]